SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of December 31, 2010 (the “Agreement”), is made by and among YouChange Holdings Corp, a Nevada corporation ("YCNG"), FEATURE MARKETING, INC., an Arizona corporation ("FM"), and each of the persons listed on the signature pages as an FM SHAREHOLDER (collectively, the "FM Shareholders," and individually a "FM Shareholder").

RECITALS

A.           YCNG desires to acquire all of the outstanding capital stock of FM whereby FM would become a wholly-owned subsidiary of YCNG.

B.           The FM Shareholders have agreed to transfer to YCNG, and YCNG has agreed to acquire from the FM Shareholders, all of the issued and outstanding shares of capital stock of FM (the "FM Shares") in exchange for the Exchange Shares and issuance of the Promissory Note, on the terms and conditions as set forth herein.

C.           The Board of Directors of YCNG and FM have each (i) determined that the Exchange (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved this Agreement and the transactions contemplated thereby upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

SECTION 1
DEFINITIONS

1.1   Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

"YCNG Balance Sheet" means YCNG's unaudited condensed consolidated balance sheet at March 31, 2010.

"YCNG Board" means the Board of Directors of YCNG.

"YCNG Common Stock" means YCNG's Common Stock, par value $0.001 per share.

"YCNG Controlling Persons" means Jeffrey Rassás and Hayjour Family Limited Partnership.

"Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

"Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented by agreement of the parties.

"FM Board" means the Board of Directors of FM.

"FM Shareholders" means each of the Persons listed on the signature pages to this Agreement who holds “beneficial ownership” (ownership held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, and has or shares a direct or indirect pecuniary interest in the shares) in shares of FM Common Stock, including any securities that are convertible or exchangeable into shares of FM Common Stock within sixty (60) days of the date of this Agreement.

"FM Shares" means the 1,000 issued and outstanding shares of Common Stock of FM, all of which are held of record by the FM Shareholders.

"Closing Date" has the meaning set forth in Article 3.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Commission" means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act or any successor statute.

"Company Indemnified Party" has the meaning set forth in Section 11.2.

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages" means the actual losses, damages, liabilities, penalties, Taxes, interest and expenses (including reasonable attorneys' fees and disbursements and other out-of-pocket expenses and costs incurred in connection with mitigating the Loss and investigating, preparing, settling or defending any pending or threatened action, claim or proceeding (including those brought by third Persons)).

"Disclosure Schedule" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

"Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

"Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

"Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"Exchange" has the meaning set forth in Section 2.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time.

"Exchange Shares" means the restricted shares of YCNG Common Stock being issued to the FM Shareholders pursuant hereto equal to that number of restricted shares of YCNG's Common Stock totaling in the aggregate $1,000,000 and calculated to be the quotient of $1,000,000 divided by the average closing price of YCNG Common Stock for the five (5) trading days prior to the Closing Date of this Agreement.

"Exhibits" means the several exhibits referred to and identified in this Agreement.

"GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

"Governmental Authority" means any federal or national, state or provincial, municipal or local government governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether United States or non-United States with jurisdiction over any party hereto.

"Indebtedness" means any obligation, contingent or otherwise.  Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

"Intellectual Property" means all industrial and intellectual property, including, without limitation, all United States and non-United States patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

"Intellectual Property Assets" has the meaning set forth in Section 5.17 below.

"Laws" means, with respect to any Person, any United States or non-United States federal,  national, state, provincial, local, municipal, international, multilateral or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

"Material YCNG Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of YCNG, of the type and nature that YCNG is required to file with the Commission.

"Material Adverse Effect" means, when used with respect to YCNG or FM, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of YCNG or FM, as the case may be, in each case taken as a whole or (b) materially impair the ability of YCNG or FM (or the FM Shareholders), as the case may be, to perform its (or their) obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which YCNG or FM, as the case may be, operate.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a)  such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority); in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

"Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant Person has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar Laws, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant Person has made adequate reserves;

(c) statutory Liens incidental to the conduct of the business of the relevant Person which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

"Person" means all natural persons, corporations, business trusts, associations, companies, general partnerships, limited partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

"Related Person" means, with respect to a particular individual:

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual "Related Person" means:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.

"SEC Documents" has the meaning set forth in Section 6.26.

"Section 4(2)" means Section 4(2) of the Securities Act, as the same may be amended from time to time, or any successor statute.

"Securities Act" means the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

"Subsidiary" means, with respect to any Person, any other Person of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests, or (iii) the capital or profit interests of such Person; or (b) otherwise has the power to control such Person.

"Survival Period" has the meaning set forth in Section 11.1.

"Tax" or "Taxes" means all United States, other applicable federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing.

"Tax Group" means any United States and other applicable federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which YCNG is now or was formerly a member.

"Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

"United States" means the United States of America.

"United States Dollars" or "US $" or "$" means the currency of the United States of America.

SECTION 2
EXCHANGE OF FM SHARES, SHARE CONSIDERATION AND EMPLOYMENT

2.1           Share Exchange.  At the Closing, each FM Shareholder shall transfer to YCNG the number of FM Shares held by each such FM Shareholder, and, in consideration therefor, YCNG shall issue to such FM Shareholder the number of Exchange Shares to which each such FM Shareholder is entitled (the "Exchange"), which issuance by YCNG shall be effected by delivery of stock certificates representing the Exchange Shares to the FM Shareholders within seven (7) days following the Closing.

2.2           [Intentionally Omitted]

2.3           [Intentionally Omitted]

2.4           Section 368 Reorganization.  For United States federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code.  The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status.  The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.5           Employment of Thomas D. Packouz.  Effective as of the Closing Date, Thomas D. Packouz shall enter into an executive employment agreement with FM on the following terms and conditions: title – President with an annual salary of $90,000, plus bonuses and compensation increases, and such additional terms and conditions as set forth in the form of Employment Agreement attached hereto as Exhibit B and incorporated herein by reference.  For additional consulting services to be rendered as identified by and reasonably requested by YCNG, Mr. Packouz shall also receive additional compensation equal to $115,000 payable monthly over thirty-six (36) months at $3,194.44 per month (the “Additional Services Payments”).  In the event that Mr. Packouz is terminated from employment with FM, he will not be entitled to any additional payments related to the $90,000 annual salary as provided for in the Employment Agreement, but the Additional Services Payments shall continue to be due and payable to Mr. Packouz as a severance payment except as provided for in Section 11.5.

SECTION 3
CLOSING DATE

3.1           The closing of the Exchange will occur on December 31st, 2010 or at such later or earlier date as all of the closing conditions set forth in Sections 8 & 9 have been satisfied or waived and as the parties have unanimously agreed (the "Closing Date").  The Closing shall occur on the Closing Date at the offices of YCNG (or such other place as is mutually agreed to by YCNG and FM).

3.2           In the event that the Closing shall not have occurred on or before ten (10) business days following the Closing Date set forth in Section 3.1 due to YCNG, FM or any FM Shareholder’s failure to satisfy the conditions set forth in Sections 8 & 9 (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

3.3           Documents To Be Delivered By YCNG.  At the Closing, YCNG shall deliver the following to FM and the FM Shareholders:

(a)           Share Certificates.  Certificates representing the shares of YCNG Common Stock constituting the Exchange Shares for the FM Shareholders;

(b)           Certified Resolutions.  Certified Resolutions of each of the Board of Directors of YCNG approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

(c)           Officer’s Certificate. A certificate, dated as of the Closing Date, signed by the Chairman of YCNG, as required pursuant to Section 9.4;

(d)           Good Standing Certificates.  Governmental certificates showing that YCNG is duly incorporated, validly existing and in good standing in its respective state of incorporation and qualified to do business as a foreign corporation in each state listed in Schedule 6.1, certified as of a date not more than ten (10) days before the Closing Date and similar certificates of each material subsidiary;

(e)           Schedules.  All schedules of YCNG required by this Agreement

(f)           Other Documents. Such additional certificates, instruments, documents, information and materials as FM or the FM Shareholders may reasonably request no later than 24 hours prior to the Closing.

3.4           Documents To Be Delivered By FM and the FM Shareholders.  At the Closing, FM and the FM Shareholders shall deliver the following to YCNG:

(a)           Share Certificates.  Certificates representing the outstanding shares of FM Common Stock of the FM shareholders;

(b)           Certified Resolutions.  Certified Resolutions of the Board of Directors of FM approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

(c)           Officer’s Certificate. A certificate, dated as of the Closing Date, signed by the Chairman of FM, as required pursuant to Section 8.4;

(d)           Good Standing Certificates.  Governmental certificates showing that FM is duly incorporated, validly existing and in good standing in its state of incorporation and qualified to do business as a foreign corporation in each state listed in Schedule 5.1, certified as of a date not more than ten (10) days before the Closing Date and similar certificates of each material subsidiary;

(e)           Schedules.  All schedules of FM required by this Agreement.

(f)           Other Documents. Such additional certificates, instruments, documents, information and materials as YCNG may reasonably request no later than 24 hours prior to the Closing.

3.5           Mutual Deliveries.  At the Closing, each of FM and the FM Shareholders, as applicable, shall execute and deliver or cause to be executed and delivered:
(a)           Executive Employment Agreement.  The executed Executive Employment Agreement with Thomas D. Packouz.

(b)           Appointments and Resignations.  Evidence of the resignations of Thomas D. Packouz and Andryce A. Packouz as directors of FM, the appointment of Jeffrey I. Rassas and Richard A. Papworth as directors of FM and the resignation of Andryce A. Packouz of all of her executive and employment positions with FM.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF
THE FM SHAREHOLDERS

Each FM Shareholder, severally and not jointly, hereby represents and warrants to YCNG that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

4.1           Authority.  Such FM Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such FM Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such FM Shareholder is a party, and to perform such FM Shareholder's obligations under this Agreement and each of the Transaction Documents to which such FM Shareholder is a party.  This Agreement has been, and each of the Transaction Documents to which such FM Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such FM Shareholder.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such FM Shareholder, this Agreement is, and each of the Transaction Documents to which such FM Shareholder is a party have been, duly authorized, executed and delivered by such FM Shareholder and constitutes the legal, valid and binding obligation of such FM Shareholder, enforceable against such FM Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.2           No Conflict.  Neither the execution nor the delivery by such FM Shareholder of this Agreement or any Transaction Document to which such FM Shareholder is a party, nor the consummation or performance by such FM Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such FM Shareholder is a party or by which the properties or assets of such FM Shareholder are bound; or contravene, conflict with, or result in a violation of, any Law or Order to which such FM Shareholder, or any of the properties or assets of such FM Shareholder, may be subject.

4.3           Ownership of FM Shares.  Such FM Shareholder owns, either of record or has beneficial ownership as of the date of this Agreement, and has good, valid and indefeasible title to and the right to transfer to YCNG pursuant to this Agreement, such FM Shareholder's FM Shares free and clear of any and all Liens.  There are no options, rights, voting trusts, shareholder agreements or any other contracts or understandings to which such FM Shareholder is a party or by which such FM Shareholder or such FM Shareholder's FM Shares are bound with respect to the issuance, sale, transfer, voting or registration of such FM Shareholder's FM Shares.  At the Closing Date, YCNG will acquire good, valid and marketable title to such FM Shareholder's FM Shares free and clear of any and all Liens.

4.4           Litigation.  There is no pending Proceeding against such FM Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise  interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such FM Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.5           No Brokers or Finders.  Except as disclosed in Schedule 4.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such FM Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

4.6	Investment Representations.

(a) Unregistered Shares.  Each FM Shareholder understands and agrees that the Exchange Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the United States or any foreign country and that the issuance of the Exchange Shares is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering and under applicable state securities laws.

(b) Stock Legends.  Each FM Shareholder is aware that the Exchange Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.  Each FM Shareholder hereby agrees with YCNG to the inclusion, as applicable of the following legends, or legends substantially similar, on the certificates for the Exchange Shares and any other legend required under any applicable Law, including, without limitation, any United States state corporate and state securities law, or contract:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE  REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE ISSUER AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

Because of the restrictions imposed on resale, each FM Shareholder understands that YCNG shall have the right to note stop-transfer instructions in its securities transfer records, and each FM Shareholder has been informed of YCNG’s intention to do so.  Any sales, transfers, or any other dispositions of the Exchange Shares by such FM Shareholder, if any, will be in compliance with the Act.

(c) Opinion and Consent.  No FM Shareholder will transfer any or all of the Exchange Shares absent an effective registration statement under the Securities Act and applicable state securities laws covering the disposition of such FM Shareholder's Exchange Shares, without first providing YCNG with an opinion of counsel (which counsel and opinion are reasonably satisfactory to YCNG) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable United States state securities laws.  Each FM Shareholder understands and acknowledges that YCNG may refuse to transfer the Exchange Shares, unless such FM Shareholder complies with this Section 4.6.  Each FM Shareholder consents to YCNG making a notation on its records or giving instructions to any transfer agent of YCNG's Common Stock in order to implement the restrictions on transfer of the Exchange Shares.

(d) No General Advertisement.  Each FM Shareholder is not subscribing for the Exchange Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting.

(e) Investor Qualification. Each FM Shareholder alone, or together with such FM Shareholder's Purchaser Representative, as such term is defined in Rule 501(h) of Regulation D under the Securities Act, is, an "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act or pursuant to Rule 506(b)(2)(ii) has such knowledge and experience in financial and business matters that he/she/it is (i) capable of evaluating the merits and risks of an investment in YCNG’s Common Stock and is able to bear the economic risk of such investment, and (ii) (A) could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with an investment in the Exchange Shares; or (B) such FM Shareholder has a pre-existing personal or business relationship with either YCNG or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of YCNG or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of an investment in the Exchange Shares.

(f) Information and Disclosure.

(i) Each FM Shareholder acknowledges receipt of this Agreement, the Executive Summary, the Risk Factors set forth in Exhibit A, YCNG’s Annual Report on Form 10-K for the year ended June 30, 2010 and the interim report on Form 10-Q for the period ended September 30, 2010 (the “Due Diligence Material”) and all information he/she/it has requested from FM that it considers necessary or appropriate for deciding whether to acquire the Exchange Shares, including, but not limited to, information meeting the requirements of Rule 502(b) of Regulation D under the Securities Act.  Each FM Shareholder has had an opportunity to ask questions and receive answers from YCNG regarding the terms of the Exchange Shares and to obtain any additional information necessary to verify the accuracy of the information given to him or her including but not limited to YCNG and its business and to obtain any additional information, to the extent possessed by the YCNG (or to the extent it could have been acquired by YCNG without unreasonable effort or expense) necessary to verify the accuracy of the information received by such FM Shareholder.  In connection therewith, each FM Shareholder acknowledges that such FM Shareholder has had the opportunity to discuss YCNG’s business, management and financial affairs with YCNG’s management or any person acting on its behalf.  Each FM Shareholder has received and reviewed an executive summary of the YCNG (the “Executive Summary”), and all the information, both written and oral, that it desires.  Without limiting the generality of the foregoing, each FM Shareholder has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that it desires with respect to each of YCNG’s business, management, financial affairs and prospects.  In determining whether to make this investment, each FM Shareholder has relied solely on such FM Shareholder’s own knowledge and understanding of YCNG and its business based upon such FM Shareholder’s own due diligence investigations and the information furnished pursuant to this Section 4.6(f).  Each FM Shareholder understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 4.6(f) and such FM Shareholder has not relied on any other representations or information.

(ii) Each FM Shareholder has not been furnished with any oral representation or oral information in connection with the offering of the Exchange Shares that is not contained in the Due Diligence Material. No representations or warranties have been made to any FM Shareholder by YCNG or its officers, employees, agents, or affiliates of YCNG, other than the representations of YCNG contained in the Due Diligence Material, and in investing in the Exchange Shares, each FM Shareholder is not relying upon any representations other than those contained in the Due Diligence Material.

(g)  Experience and Suitability. Each FM Shareholder has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the Exchange Shares and is able to bear the economic risk of such investment.

(h) Investment Intent.  Each FM Shareholder has provided to YCNG the address of his/her/its principal residence (or if such FM Shareholder is a company, partnership or other entity, the address of its principal place of business).  The Exchange Shares are being received by each FM Shareholder for investment purposes only, for each FM Shareholder’s own account, and not with a view to distribution or resale, nor with the intention of selling, transferring, granting any participation in or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances; and that an investment in the Exchange Shares is not a liquid investment; that the Exchange Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is available.

(i) Authority and Power. Each FM Shareholder has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform such FM Shareholder’s obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of each FM Shareholder, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(j) Consultation With Advisors.  Each FM Shareholder has carefully considered and has discussed with his/her/its professional legal, tax, accounting and financial advisors, to the extent such FM Shareholder deems necessary, the suitability of an investment in the Exchange Shares and the transactions contemplated by this Agreement for such FM Shareholder’s particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Agreement are a suitable investment for such FM Shareholder.  Each FM Shareholder relies solely on such advisors and not on any statements or representations of the YCNG or any of its agents.  Each FM Shareholder understands that such FM Shareholder (and not YCNG) shall be responsible for such FM Shareholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k) True Statements. The Agreement and the Subscription Agreement with FM that each FM Shareholder completed prior to its investment in FM Common Stock contain no untrue statements of material facts or omit any material facts concerning such FM Shareholder, including qualification for such investment, either at the time of execution or as of the Closing Date.  Each FM Shareholder understands and acknowledges that YCNG is relying upon the representations of qualification contained in therein with regard to his/her/its investment in the Exchange Shares.

(l) No Suits or Proceedings. There are no actions, suits, proceedings or investigations pending against each FM Shareholder or such FM Shareholder’s properties before any court or governmental agency (nor, to such FM Shareholder’s knowledge, is there any threat thereof) which would impair in any way such FM Shareholder’s ability to enter into and fully perform such FM Shareholders’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(m) No Violation.  The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Exchange Shares will not result in any material violation of, or conflict with, or constitute a material default under, any of such FM Shareholder’s articles of incorporation or bylaws, if applicable, or any of such FM Shareholder’s material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of such FM Shareholder or the Exchange Shares.

(n) Risk Factors.  Each FM Shareholder acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the Risk Factors attached hereto as Exhibit A.

4.7           Conflicting Interest.  Each FM Shareholder acknowledges the disclosure of and personal knowledge of the following: NONE  As a result, there is a conflicting interest transaction under Arizona law as contemplated by this Agreement as it pertains to the proposed Exchange.  The material financial beneficial interest that each has and would receive may therefore reasonably be expected to exert an influence on their respective judgments when called on to vote on approval of the Agreement and the transactions contemplated therein.

By execution of this Agreement each FM Shareholder voluntarily consents to disclosure of this conflicting interest transaction, voluntarily waives and relinquishes any and all objects to the conflicting interest transaction and voluntarily consents to all provisions of the Agreement and the transactions contemplated therein.

SECTION 5
REPRESENTATIONS AND WARRANTIES OF FM

FM represents and warrants to YCNG that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 5.

5.1           Organization and Qualification.  FM is duly organized and validly existing under the laws of the state of Arizona, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and, if applicable, in good standing or to have such authority or power will not, in the aggregate, either (i) have a Material Adverse Effect on FM or (ii) materially impair the ability of the FM Shareholders each to perform their material obligations under this Agreement.  FM is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.  Set forth on Schedule 5.1 is a list of those jurisdictions in which FM presently conducts its business or owns, holds and operates its properties and assets.

5.2           Subsidiaries.  FM does not own directly or indirectly, any equity or other ownership interest in any Person.

5.3           Articles of Incorporation and Bylaws.  True, correct and complete copies of the Organizational Documents of FM have been delivered to YCNG prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. FM is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

5.4           Authorization and Validity of this Agreement and the Transaction Documents.  The recording of the transfer of the FM Shares and the delivery of new certificates representing the FM Shares registered in the name of YCNG upon the Exchange are within FM's corporate powers, have been duly authorized by all necessary corporate action, do not require from the FM Board or FM Shareholders any consent or approval that has not been validly and lawfully obtained, and require no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, as the case may be, except for those that, if not obtained or made, would not have a Material Adverse Effect.

5.5           No Violations. None of the execution, delivery or performance by FM of this Agreement or any Transaction Document to which FM is a party, nor the consummation by FM of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitutes a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or results in the termination or acceleration of, or results in the creation of imposition of any Lien under, any agreement or instrument to which FM is a party or by which FM is or will be bound or subject, or violates any Laws.

5.6           Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by YCNG, FM and the FM Shareholders, this Agreement is and all agreements or instruments contemplated hereby to which FM is a party, will be, duly authorized, executed and delivered by FM and are the legal, valid and binding Agreement of FM and are enforceable against FM in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7           Capitalization and Related Matters.

(a) Capitalization.  The authorized capital stock of FM consists of 1,000 shares of Common Stock, no par value each, of which 1,000 shares are issued and outstanding.  There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating FM to issue any stock or any other Equity Securities of FM except for NONE.  All issued and outstanding shares of FM's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

(b) No Redemption Requirements.  There are no outstanding contractual obligations (contingent or otherwise) of FM to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other Equity Securities in, FM or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c) Due Authorization. The exchange of the FM Shares has been duly authorized, and the FM Shares have been validly issued and are fully paid and nonassessable.

(d) Shareholders.  Set forth on the signature pages where indicated is a true and complete list of the names of the record and beneficial holders of all of the outstanding capital stock of FM.  FM has delivered and certifies to YCNG a list of the names and addresses and specific holdings of FM capital stock held by each FM Shareholder.  No holder of FM Shares or any other Equity Security of FM or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the FM Shares, the transactions contemplated hereby or otherwise.  There is no voting trust, agreement or arrangement among any of the FM Shareholders of any capital stock of FM affecting the exercise of the voting rights of any such capital stock.

5.8           Compliance with Laws; No Defaults.  Except as would not have a Material Adverse Effect, the business and operations of FM has been and is being conducted in accordance with all applicable Laws and all applicable Orders of all Governmental Authorities.

Except as would not have a Material Adverse Effect, FM is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which FM is a party or by which any of FM's properties, assets or rights are bound or affected.  To the knowledge of FM, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which FM is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. FM is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of FM, any event or circumstance relating to FM that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.9             Certain Proceedings.  There is no pending Proceeding that has been commenced against FM and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To FM's knowledge, no such Proceeding has been threatened.

5.10           No Brokers or Finders. Except as disclosed in Schedule 5.10, no Person has, or as a result of the transactions contemplated hereby will have, any right or valid claim against FM for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

5.11           Title to and Condition of Properties.  FM owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of FM as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect.

5.12           Books And Records.  The minute books of FM contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the FM Board, and committees of the FM Board, and no meeting of any such shareholders, FM Board, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing Date, all of those books and records will be in the possession of FM.

5.13           No Undisclosed Liabilities.  Except as set forth in Schedule 5.13, FM has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for current liabilities incurred in the Ordinary Course of Business.

5.14           Taxes.
(a) Except as set forth in Schedule 5.14, FM filed or caused to be filed (on a timely basis since inception of FM) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Laws.  FM has delivered to YCNG copies of all such Tax Returns filed since inception of FM.  FM has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by FM, except such taxes, if any, as are listed in Schedule 5.14 and are being contested in good faith.

(b)  The charges, accruals, and reserves with respect to Taxes on the respective books of FM are adequate (determined in accordance with GAAP) and are at least equal to FM 's liability for Taxes.  All taxes that FM is or was required by Laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

(c) All Tax Returns filed by (or that include on a consolidated basis) FM are true, correct, and complete.  There is no tax sharing agreement that will require any payment by FM after the date of this Agreement.

5.15           Contracts; No Defaults.

(a) Schedule 5.15 contains a complete and accurate list of:

(i) each Contract that involves performance of services or delivery of goods or materials by FM of an amount or value in excess of $5,000;

(ii) each Contract that involves performance of services or delivery of goods or materials to FM of an amount or value in excess of $5,000;

(iii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of FM in excess of $5,000;

(iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(v) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

(vii) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by FM with any other Person;

(viii) each Contract containing covenants that in any way purport to restrict the business activity of FM or any Affiliate of FM or limit the freedom of FM or any Affiliate of FM to engage in any line of business or to compete with any Person;

(ix) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by FM to be responsible for consequential damages;

(xii) each Contract for capital expenditures in excess of $2,500;

(xiii) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by FM other than in the Ordinary Course of Business;

(xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing; and

(xv) Schedule 5.15 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of FM under the Contracts.

(b) Except as set forth in Schedule 5.15:

(i) no officer, director or shareholder who owns in excess of five percent (5%) of the capital stock of FM (and no Related Person of the foregoing) has nor may it acquire any rights under, any Contract that relates to the business of, or any of the assets owned or used by, FM; and

(ii) no officer, director, agent, employee, consultant, or contractor of FM is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of FM, or (B) assign to FM or to any other Person any rights to any invention, improvement, or discovery.

(c) Except as set forth in Schedule 5.15, each Contract identified or required to be identified in Schedule 5.15 is in full force and effect and is valid and enforceable in accordance with its terms.

(d) Except as set forth in Schedule 5.15:

(i) FM is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which FM has or had any obligation or liability or by which FM or any of the assets owned or used by FM is or was bound;

(ii) each other Person that has or had any obligation or liability under any Contract under which FM has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give FM or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(iv) FM has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to FM under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

5.16           Employees.

(a) Schedule 5.16 contains a complete and accurate list of the following information for each employee or director of FM, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2008; vacation accrued; and service credited for purposes of vesting and eligibility to participate under FM's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

(b) No employee or director of FM is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of FM, or (ii) the ability of FM to conduct its business, including any Proprietary Rights Agreement with FM by any such employee or director.  No employee of FM has terminated employment since December 31, 2008.

5.17           Intellectual Property.

(a) Intellectual Property Assets.  The term "Intellectual Property Assets" includes:

(i) FM's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

(iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

(iv) all rights in mask works (collectively, "Rights in Mask Works"); and

(v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by FM as licensee or licensor.

(b) Agreements.  Schedule 5.17 contains a complete and accurate list and summary description, including any royalties paid or received by FM, of all Contracts relating to the Intellectual Property Assets to which FM is a party or by which FM is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which FM is the licensee.  There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

(c) Know-How Necessary for the Business.

(i) The Intellectual Property Assets are all those necessary for the operation of FM's business as it is currently conducted.  FM is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii) Except as set forth in Schedule 5.17, all former and current employees of FM have executed written Contracts with FM that assign to FM all rights to any inventions, improvements, discoveries, or information relating to the business of FM.  No employee of FM has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than FM.

(d) Patents.

(i) Schedule 5.17 contains a complete and accurate list and summary description of all Patents.  FM is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

(ii) All of the issued Patents are currently in compliance with formal Laws (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(iv) All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e) Trademarks.

(i) Schedule 5.17 contains a complete and accurate list and summary description of all Marks.  FM is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation.

(iv) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f) Copyrights.

(i) Schedule 5.17 contains a complete and accurate list and summary description of all Copyrights.  FM is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii) All the Copyrights have been registered and are currently in compliance with formal Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii) All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g) Trade Secrets.

(i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) FM has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

(iii) FM has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to FM's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than FM) or to the detriment of FM.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

5.18           Certain Payments.  Since inception, neither FM nor any director, officer, agent, or employee of FM, or other Person associated with or acting for or on behalf of FM, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of FM or any Affiliate of FM, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of FM.

5.19           Relationships With Related Persons.  Except as set forth in Schedule 5.19, no Related Person of FM has, or since inception of FM has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to FM's business.  No Related Person of FM is, or since inception of FM has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with FM, or (ii) engaged in competition with FM with respect to any line of the products or services of FM (a "Competing Business") in any market presently served by FM except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in Schedule 5.19, no Related Person of FM is a party to any Contract with, or has any claim or right against, FM.

5.20           Tax Treatment.  Neither FM nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Exchange from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").  FM operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

5.21           Due Diligence Information. The due diligence information presented to YCNG by the FM Shareholders and FM in connection with YCNG's due diligence investigation of FM, including each of the representations, warranties and covenants of FM and each FM Shareholder in this Agreement, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.22           Assumptions, Guaranties, etc., of Indebtedness of Other Persons. FM has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other Person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

5.23           No Material Adverse Effect. Since December 31, 2008 except as set forth in Schedule 5.23: (i) there has been no Material Adverse Effect to the financial condition, or in the results of operations, affairs or prospects of FM, whether or not arising in the Ordinary Course of Business; and (ii) there have been no transactions entered into by FM, other than those in the Ordinary Course of Business, which are material to FM.

5.24           No Other Agreement to Sell. Neither FM nor any FM Shareholder has any legal obligation, absolute or contingent, to any other Person to sell, encumber or otherwise transfer FM, FM Shares, or FM's business (in whole or in part), or effect any merger, consolidation, combination, share exchange, recapitalization, liquidation, dissolution or other reorganization involving FM, or to enter into any agreement with respect thereto.

5.25           FM Board Approval.  The FM Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of FM and the FM Shareholders.

SECTION 6
REPRESENTATIONS AND WARRANTIES OF YCNG

YCNG represents and warrants to the FM Shareholders and FM that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 6.

6.1           Organization and Qualification.  YCNG is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its businesses as presently conducted and to own, hold and operate their properties and assets as now owned, held and operated by them, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. YCNG is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.  Schedule 6.1 sets forth a true, correct and complete list of YCNG 's jurisdiction of organization and each other jurisdiction in which YCNG presently conducts its businesses or owns, holds and operates its properties and assets.

6.2           Subsidiaries. YCNG has one wholly-owned subsidiary, YouChange, Inc. an Arizona corporation.

6.3           Organizational Documents.  True, correct and complete copies of the Organizational Documents of YCNG have been delivered to FM prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. YCNG is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4           Authorization.  YCNG has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which YCNG is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which YCNG is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which YCNG is a party.  The execution, delivery and performance by YCNG of this Agreement and each of the Transaction Documents to which YCNG is a party have been duly authorized by all necessary corporate action and do not require from YCNG Board or the shareholders of YCNG any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by YCNG of this Agreement and each of the Transaction Documents to which YCNG is a party requires no authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority or other Person other than the Form 8-K Filing and such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

6.5           No Violation.  Neither the execution nor the delivery by YCNG of this Agreement or any Transaction Document to which YCNG is a party, nor the consummation or performance by YCNG of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of YCNG; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which YCNG is a party or by which the properties or assets of YCNG are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which YCNG, or any of the properties or assets owned or used by YCNG, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by YCNG or that otherwise relate to the business of, or any of the properties or assets owned or used by, YCNG, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6           Binding Obligations.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than YCNG, this Agreement and each of the Transaction Documents to which YCNG is a party are duly authorized, executed and delivered by YCNG and constitutes or will constitute the legal, valid and binding obligations of YCNG, enforceable against YCNG in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7           Securities Laws.  Assuming the accuracy of the representations and warranties of the FM Shareholders contained in Section 4, the issuance of the Exchange Shares pursuant to this Agreement (a) is exempt from the registration and prospectus delivery requirements of Section 4(2) of the Securities Act, (b) has been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities Laws, and (c) has been accomplished in conformity with all other applicable United States federal and state securities Laws.

6.8           Capitalization and Related Matters.

(a) Capitalization.  The authorized capital stock of YCNG consists of 60,000,000 shares of YCNG's Common Stock $0.001 par value each, of which 36,385,470 shares are issued and outstanding prior to issuance of the Exchange Shares.  All issued and outstanding shares of YCNG Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.  At the Closing Date, YCNG will have sufficient authorized and unissued YCNG Common Stock to consummate the transactions contemplated hereby.  Except as disclosed in the SEC Documents, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other Equity Securities or contracts that could require YCNG to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any Equity Securities or Equity Securities convertible into, exchangeable for or carrying a right or option to purchase Equity Securities or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of Equity Securities.  There are no outstanding shareholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the Equity Securities of YCNG.  The issuance of all of the shares of YCNG Common Stock described in this Section 6.8(a) have been in compliance with United States federal and state securities Laws.

(b) No Redemption Requirements.  Except as set forth in the SEC Documents (or in Section 9.9 below), there are no outstanding contractual obligations (contingent or otherwise) of YCNG to retire, repurchase, redeem or otherwise acquire any Equity Securities or shares of capital stock of, or other Equity Securities of, YCNG or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c) Due Authorization.  The issuance of the Exchange Shares has been duly authorized and, upon delivery to the FM Shareholders of certificates therefor in accordance with the terms of this Agreement, the Exchange Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the FM Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9           Compliance with Laws.  Except as would not have a Material Adverse Effect, the business and operations of YCNG have been and are being conducted in accordance with all applicable Laws and Orders.  Except as would not have a Material Adverse Effect, YCNG has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting YCNG and, to the knowledge of YCNG, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.  Except as would not have a Material Adverse Effect, YCNG is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of YCNG, any event or circumstance relating to YCNG that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits YCNG from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10           Certain Proceedings.  There is no pending Proceeding that has been commenced against YCNG.  To the knowledge of YCNG, no such Proceeding has been threatened.

6.11           No Brokers or Finders.  No Person has, or as a result of the transactions contemplated hereby will have, any right or valid claim against YCNG for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

6.12           Absence of Undisclosed Liabilities.  Except as set forth in the SEC Documents or in Schedule 6.12, YCNG has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to YCNG) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date.  All debts, obligations or liabilities with respect to directors and officers will be cancelled prior to the Closing.  Except as set forth in Schedule 6.12, YCNG has not incurred any liabilities or obligations under agreements entered into in the usual and ordinary course of business which are not set forth on its balance sheet as of June 30, 2010.  The YCNG Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to YCNG) as at June 30, 2010.

6.13          Changes.  Except as set forth in the SEC Documents, Schedule 6.13 or in Section 9.9 below, YCNG has, since September 1, 2008, conducted its business in the ordinary course and has not:

(a) Non-Ordinary Course Transactions.  Entered into any transaction other than in the Ordinary Course of Business, except for this Agreement.

(b) Adverse Changes.  Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the Ordinary Course of Business, none of which would have a Material Adverse Effect;

(c) Loans.  Made any loans or advances to any Person;

(d) Liens.  Created or permitted to exist any Lien on any material property or asset of YCNG, other than Permitted Liens;

(e) Capital Stock.  Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(f) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(g) Material Contracts.  Terminated or modified any Material YCNG Contract, except for termination upon expiration in accordance with the terms thereof;

(h) Claims. Released, waived or cancelled any claims or rights relating to or affecting YCNG in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

(i) Discharge of Liabilities.  Paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for claims, obligations or liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(j) Indebtedness.  Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $10,000 in the aggregate, other than professional fees relating to the SEC Documents or the transactions contemplated hereby;

(k) Guarantees.  Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(l) Acquisitions.  Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m) Accounting.  Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(n) Agreements.  Except as set forth in the SEC Documents, Schedule 6.13 or in Section 9.9 below, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14	Material Contracts.

(a) Except to the extent filed with the SEC Documents, YCNG has made available to FM, prior to the date of this Agreement, true, correct and complete copies of each written Material YCNG Contract, including each amendment, supplement and modification thereto.

(b) Absence of Defaults.  Each Material YCNG Contract is a valid and binding agreement of YCNG and, to the knowledge of YCNG, the other parties thereto, each such Material Company Contract is in full force and effect.  Except as would not have a Material Adverse Effect, YCNG is not in breach or default of any Material YCNG Contract to which it is a party and, to the knowledge of YCNG, no other party to any Material YCNG Contract is in breach or default thereof.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material YCNG Contract or (b) permit YCNG or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material YCNG Contract.  The YCNG has not received notice of the pending or threatened cancellation, revocation or termination of any Material YCNG Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material YCNG Contract.

6.15	Employees.

(a) Except as would not have a Material Adverse Effect, YCNG is and has been in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing.  The YCNG is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b) No director, officer or employee of YCNG is a party to, or is otherwise bound by, any Contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person and each employee of YCNG is employed on an at-will basis.

6.16         Tax Returns and Audits.

(a) Tax Returns.  YCNG has filed all Tax Returns required to be filed by or on behalf of YCNG and has paid all Taxes of YCNG required to have been paid (whether or not reflected on any Tax Return).  Except as set forth in the SEC Documents, (i) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to YCNG that YCNG is or may be subject to taxation by such jurisdiction; (ii) there are no Liens with respect to Taxes on YCNG's property or assets other than Permitted Liens; and (iii) there are no Tax rulings, requests for rulings, or closing agreements relating to YCNG for any period (or portion of a period) that would affect any period after the date hereof.

(b) No Adjustments or Changes.  Neither YCNG nor any other Person on behalf of YCNG (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of Law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law.

(c) No Disputes.  There is no pending audit, examination, investigation, dispute, Proceeding or claim with respect to any Taxes of YCNG, nor is any such claim or dispute pending or contemplated, nor is there any basis for any such dispute, Proceeding or claim.  YCNG has delivered to FM true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by YCNG since its inception and any and all correspondence with respect to the foregoing.

(d) Real Property Holding Company.  YCNG is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e) No Tax Allocation or Sharing Agreements.  YCNG is not a party to any Tax allocation or sharing agreement.  YCNG (i) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (ii) has no liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.

(f) No Other Tax Related Agreements.  The YCNG is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.  The YCNG is not a "consenting corporation" within the meaning of Section 341(f) of the Code.  YCNG does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code.  YCNG does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter.  During the last two years, YCNG has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.

6.17           Material Assets.  The financial statements of YCNG set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by YCNG.

6.18           Insurance.  YCNG has made available to FM, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by YCNG and on its properties and assets.  Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of each YCNG for all risks normally insured against by a Person carrying on the same business as such YCNG, and (b) are sufficient for compliance with all applicable Laws and Material YCNG Contracts.  Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement.  Except as set forth in the SEC Documents or Schedule 6.18, YCNG has not received (x) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (y) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.  All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to YCNG or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified YCNG that they intend to deny liability.  There is no existing default under any such insurance policies.

6.19           Litigation; Orders.  Except as set forth in the SEC Documents or Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of YCNG, threatened against or affecting YCNG or YCNG's properties, assets, business or employees.  To the knowledge of YCNG, there is no fact that might result in or form the basis for any such Proceeding.  YCNG is not subject to any Orders.

6.20           Licenses.  Except as would not have a Material Adverse Effect, YCNG possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for YCNG to engage in its business as currently conducted and to permit YCNG to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "YCNG Permits"). YCNG has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for YCNG to engage in its business as currently conducted and to permit YCNG to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, YCNG Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any YCNG Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any YCNG Permit.  The YCNG has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any YCNG Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any YCNG Permit. All applications required to have been filed for the renewal of such YCNG Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such YCNG Permits have been duly made on a timely basis with the appropriate Persons. All YCNG Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.21           Interested Party Transactions.  Except as set forth in Schedule 6.21, no officer, director or shareholder of YCNG or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person, has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by YCNG, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any YCNG any goods or services; or (b) a beneficial interest in any contract or agreement to which YCNG is a party or by which it may be bound or affected.

6.22           Governmental Inquiries. YCNG has provided to FM a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by YCNG from any Governmental Authority, and YCNG's response thereto, and each material written statement, report or other document filed by YCNG with any Governmental Authority.

6.23           Bank Accounts and Safe Deposit Boxes. YCNG does not use a deposit or financial account, a lock box, or a safety deposit box, in its business as presently conducted.

6.24           Intellectual Property. YCNG does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.  None of the Intellectual Property, if any, owned by YCNG infringes on the rights of any person.

6.25           Title to and Condition of Properties.  Except as would not have a Material Adverse Effect, YCNG owns good and marketable title to, or holds under valid leases or other rights to use, all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of YCNG as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.26           SEC Documents; Financial Statements. YCNG has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents") and is current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.  The financial statements of YCNG included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP which was applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q adopted by the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of YCNG as at the dates thereof and the results of its operations and cash flows for the periods then ended.  The YCNG is not aware of any facts which would make YCNG Common Stock ineligible for quotation on the OTC Bulletin Board.

6.27           Stock Option Plans; Employee Benefits.

(a) Stock Option Plans.  The YCNG has no stock option plans providing for the grant by YCNG of stock options to directors, officers or employees.

(b) Employee Benefit Plans.  The YCNG has no employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided YCNG.

6.28           Environmental and Safety Matters.  Except as set forth in the SEC Documents and except as would not have a Material Adverse Effect, YCNG has at all times been and is in compliance with all Environmental Laws applicable to YCNG.  There are no Proceedings pending or threatened against YCNG alleging the violation of any Environmental Law or Environmental Permit applicable to YCNG or alleging that YCNG is a potentially responsible party for any environmental site contamination.  Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to YCNG.

6.29           Money Laundering Laws.  The operations of YCNG are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all Governmental Authorities, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving YCNG with respect to the Money Laundering Laws is pending or, to the knowledge of YCNG, threatened.

6.30           Board Approval.  The YCNG Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of YCNG and YCNG's shareholders.

SECTION 7
COVENANTS

7.1           Rule 144 Reporting.  With a view to making available to YCNG's shareholders the benefit of certain rules and regulations of the Commission which may permit the sale of YCNG Common Stock to the public without registration, from and after the Closing Date, YCNG agrees to make and keep public information available, as those terms are understood and defined in Rule 144; and file with the Commission, in a timely manner, all reports and other documents required of YCNG under the Exchange Act.

7.2           Notice of Developments. From and after the execution of this Agreement, each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

7.3           Access. From and after the execution of this Agreement, each party will provide to each other party and such party's employees, agents, representative and advisors (including counsel and accountants (collectively, "Representatives"), complete access to all information necessary to complete its due diligence review and to cooperate fully with such party in connection with its due diligence review.

7.4              Appointments and Resignations.  FM and the FM Shareholders will take all action to cause the resignations of Thomas D. Packouz and Andryce A. Packouz as directors of FM, the appointment of Jeffrey I. Rassas and Richard A. Papworth as directors of FM and the resignation of Andryce A. Packouz of all of her executive and employment positions with FM.

7.5           Post-Closing Covenants of YCNG.  Promptly following the Closing,  YCNG agrees to timely prepare and file with the Commission a report on Form 8-K reflecting the closing of the transactions contemplated under this Agreement.

SECTION 8
CONDITIONS PRECEDENT OF YCNG

The YCNG's obligation to acquire the FM Shares and to take the other actions required to be taken by YCNG at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by YCNG, in whole or in part):

8.1           Accuracy of Representations. The representations and warranties of FM and the FM Shareholders set forth in this Agreement, in the Disclosure Schedule or in any certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date except to the extent a representation or warranty is expressly limited by its terms to another date.  The representations and warranties of FM and the FM Shareholders set forth in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects at and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

8.2           Performance by FM and the FM Shareholders.  All of the covenants and obligations that FM and FM Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.  Each document required to be delivered by FM and the FM Shareholders pursuant to this Agreement must have been delivered.

8.3           No Force Majeure Event.  There shall not have been any delay, error, failure or interruption in the conduct of the business of FM, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure, including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4           Officer's Certificate.  FM will have delivered to YCNG a certificate, dated as of the Closing Date, executed by an officer of FM, certifying the satisfaction by FM of each of the conditions specified in Sections 8.1 through 8.3 and 8.6 through 8.9.

8.5           FM Shareholders' Certificate.  Each FM Shareholder will have delivered to YCNG a certificate executed by such FM Shareholder, certifying the satisfaction of the conditions of the FM Shareholders specified in Sections 8.1, 8.2, 8.6, 8.7 and 8.8.

8.6           Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by FM and/or the FM Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by FM or the FM Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on FM or YCNG.

8.7           Documents. FM and the FM Shareholders shall have delivered to YCNG at the Closing (a) share certificates evidencing the number of FM Shares held by each FM Shareholder (as set forth on the signature pages where indicated), along with executed share transfer forms transferring such FM Shares to YCNG together with a certified copy, if required, of a board resolution of FM approving the registration of the transfer of such shares to YCNG (subject to Closing); (b) each of the Transaction Documents to which FM and/or the FM Shareholders is a party, duly executed; (c) a Secretary's Certificate, dated as of the Closing Date certifying attached copies of (i) the Organizational Documents of FM, (ii) the resolutions of the FM Board approving this Agreement and the transactions contemplated hereby; and (iii) the incumbency of each authorized officer of FM signing this Agreement and any other agreement or instrument contemplated hereby to which FM is a party; (d) a Certificate of Good Standing of FM; and (e) such other documents as YCNG may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of FM and the FM Shareholders pursuant to Section 8.1, (ii) evidencing the performance of, or compliance by FM and the FM Shareholders with, any covenant or obligation required to be performed or complied with by FM or the FM Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VIII, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

8.8           No Proceedings.  There must not have been commenced or threatened by any third party against YCNG, FM or any FM Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.9           No Claim Regarding Stock Ownership or Consideration.  There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the FM Shares or any other stock, voting, equity, or ownership interest in, FM, or (b) is entitled to all or any portion of YCNG Shares.

SECTION 9
CONDITIONS PRECEDENT OF FM
AND THE FM SHAREHOLDERS

The FM Shareholders' obligation to transfer the FM Shares and the obligations of FM to take the other actions required to be taken by FM in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by FM and the FM Shareholders jointly, in whole or in part):

9.1           Accuracy of Representations. The representations and warranties of YCNG set forth in this Agreement, in the Disclosure Schedule or in any certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date except to the extent a representation or warranty is expressly limited by its terms to another date.  The representations and warranties of YCNG set forth in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects at and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

9.2	Performance by YCNG.

(a) All of the covenants and obligations that YCNG is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

(b) Each document required to be delivered by YCNG pursuant to this Agreement must have been delivered.

9.3           No Force Majeure Event.  There shall not have been any delay, error, failure or interruption in the conduct of the business of YCNG, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4           Certificate of Officer.  The YCNG will have delivered to FM a certificate, dated as of the Closing Date, executed by an officer of YCNG, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, 9.3, 9.9 and 9.10.

9.5           Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by YCNG for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by YCNG, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on FM or YCNG.

9.6           Documents.  The YCNG must have caused the following documents to be delivered to FM and/or the FM Shareholders:

(a) share certificates evidencing each FM Shareholder's portion of the Exchange Shares or irrevocable instructions addressed and delivered to the YCNG transfer agent directing the preparation, issuance and delivery of such share certificates;

(b) a Secretary's Certificate, dated as of the Closing Date certifying attached copies of (i) the Organizational Documents of YCNG, (ii) the resolutions of YCNG Board approving this Agreement and the transactions contemplated hereby; and (iii) the incumbency of each authorized officer of YCNG signing this Agreement and any other agreement or instrument contemplated hereby to which YCNG is a party;

(c) a Certificate of Good Standing of YCNG;

(d) each of the Transaction Documents to which YCNG is a party, duly executed; and

(e) such other documents as FM may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of YCNG pursuant to Section 9.1, (ii) evidencing the performance by YCNG of, or the compliance by YCNG with, any covenant or obligation required to be performed or complied with by, YCNG, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

9.7           No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against YCNG, FM or any FM Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.8           No Claims Regarding Stock Ownership.  There shall not have been made or threatened by any Person any claim asserting that such Person is the holder of, or has the right to acquire or to obtain beneficial ownership of YCNG Common Stock or any other stock, voting, equity, or ownership interest in, YCNG.

SECTION 10
TERMINATION

10.1           Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)  by mutual written agreement of the parties;

(b)  by YCNG, if FM or any FM Shareholder has committed a material breach of any provision of this Agreement that has not been cured within thirty (30) days of written notice of such material breach;

(c)  by FM or any FM Shareholder, if YCNG has committed a material breach of any provision of this Agreement that has not been cured within thirty (30) days of written notice of such material breach;

(d)  by any party hereto, if an order, decree, ruling, judgment or injunction has been entered by any Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise limiting or prohibiting the consummation of the transaction, contemplated by this Agreement and such order, decree, ruling, judgment or injunction has become final and non-appealable; or

(e)  automatically, without any action by any party, if the Closing has not occurred on or before December 31, 2010.

10.2           Effect of Termination. If this Agreement is terminated as provided in Section 10.1, then all further obligations under this Agreement shall terminate and no party hereto shall have any liability in respect of the termination of this Agreement; provided, however, that the confidentiality obligations of each party described in Section 12.3 will survive any such termination; provided further that no such termination will relieve any party from liability for any breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination and in the event of such breach, the parties to this Agreement shall be entitled to exercise any and all remedies available under law or equity in accordance with this Agreement and, if such termination resulted from a breach of any covenant in this Agreement by the breaching party(ies), the non-breach party(ies) shall be entitled to be reimbursed by the breaching party(ies) for any and all reasonable out-of-pocket expenses incurred by such non-breaching part(ies) in connection with this Agreement, the transactions contemplated hereby and/or such breach of covenant.

SECTION 11
INDEMNIFICATION; REMEDIES; DISPUTE RESOLUTION

11.1           Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the second (2nd) anniversary of the date this Agreement is executed (the "Survival Period").  The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2           Indemnification by the FM.  From and after the execution of this Agreement until the expiration of the Survival Period, FM and the FM Shareholders, jointly and severally, shall indemnify and hold harmless YCNG (the "YCNG Indemnified Party"), from and against any Damages arising, directly or indirectly, from or in connection with:

(a) any misrepresentation or breach of warranty made by FM or the FM Shareholders in this Agreement or in any certificate delivered by FM or the FM Shareholders pursuant to this Agreement;

(b) any breach by FM or the FM Shareholders of any covenant or obligation of FM or the FM Shareholders in this Agreement required to be performed by FM or the FM Shareholders on or prior to the Closing Date;

(c) any and all Damages against FM or the FM Shareholders, occurring on or prior to the Closing Date.

11.3           Indemnification by YCNG.  From and after the execution of this Agreement until the expiration of the Survival Period, YCNG shall indemnify and hold harmless FM and the FM Shareholders (the "FM Indemnified Parties"), from and against any Damages arising, directly or indirectly, from or in connection with:

(a) any misrepresentation or breach of warranty made by YCNG in this Agreement or in any certificate delivered by YCNG pursuant to this Agreement;

(b) any breach by YCNG of any covenant or obligation of YCNG in this Agreement required to be performed by YCNG on or prior to the Closing Date; or

(c) any and all Damages against YCNG occurring on or prior to the Closing Date.

11.4         Limitations on Liability.  No YCNG Indemnified Party or FM Indemnified Party shall be entitled to indemnification pursuant to Section 11.2 or 11.3, respectively, unless and until the aggregate amount of Damages to all YCNG Indemnified Party or FM Indemnified Parties, respectively, with respect to such matters under Section 11.5 exceeds $1,000, at which time, the YCNG Indemnified Parties or FM Indemnified Parties, respectively, shall be entitled to indemnification for the total amount of such Damages in excess of $1,000.

11.5           Determining Damages and Right to Offset.  Materiality qualifications to the representations and warranties of FM and the FM Shareholders or YCNG shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the aggregate damage threshold set forth in Section 11.4 has been met.

11.6           Dispute Resolution.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of Arizona sitting in Maricopa County, Arizona and the U.S. District Court for the District of Arizona sitting in Phoenix, Arizona in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

SECTION 12
TAX REPRESENTATIONS AND WARRANTIES

12.1           YCNG Representations and Warranties.  YCNG hereby represents and warrants to FM and the FM Shareholders as follows:

(a) YCNG has no current plan or intention to reacquire any of its capital stock issued in the Exchange and shall not institute any such plan without FM Shareholder consent prior to the third anniversary of the Closing..

(b) Except under circumstances in which doing so would not cause the Exchange to fail to be treated as a reorganization under Section 368 of the Code, YCNG has no current plan or intention to (i) liquidate FM; merge FM with or into another corporation; sell or otherwise dispose of the capital stock of FM except for transfers of capital stock to a corporation that is a member of YCNG's "qualified group" as defined in Treas. Reg. § 1.368-1(d)(4)(ii); or (ii) cause FM to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by FM.

(c) Following the Exchange, YCNG will cause FM to continue its historic business.

(d) YCNG does not own, nor has it owned during the past five years, any shares of the capital stock of FM.

(e) YCNG is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

(f) YCNG is not under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

12.2           FM Representations and Warranties.  FM hereby represents and warrants to YCNG as follows:

(a) Following the Exchange, FM will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets.  For purposes of this representation, amounts paid by FM to dissenters, amounts paid by FM to shareholders who receive cash or other property, amounts used by FM to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by FM will be included as assets of FM immediately prior to the Exchange.

(b) In the Exchange, shares of capital stock representing "control" of FM within the meaning of Section 368(c) of the Code will be exchanged for voting stock of YCNG.  For purposes of this representation, shares of capital stock of FM exchanged for cash or other property originating with YCNG shall be treated as outstanding stock of FM on the date of the Exchange.

(c) FM has no current plan or intention, nor does it have any obligation, to issue any shares of FM capital stock that would result in YCNG losing "control" of FM within the meaning of Section 368(c) of the Code.

(d) FM does not own, nor has it owned during the past five years, any shares of the capital stock of YCNG.

(e) On the date of the Exchange, the fair market value of the assets of FM will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets of FM are subject.

(f) FM is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

(g) Neither FM nor any FM Subsidiary is under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

12.3           Joint Representations and Warranties.
 YCNG and FM (each a "Party") hereby represents and warrants to each other as follows:

(a) Each Party believes the fair market value of YCNG capital stock and any other consideration received by each FM Shareholder will be approximately equal to the fair market value of the FM capital stock surrendered in the exchange.

(b) Each Party, and the shareholders of FM will pay their respective expenses, if any, incurred in connection with the Exchange.
 (c)There is no intercorporate indebtedness existing between YCNG and FM that was issued, acquired, or will be settled at a discount.

SECTION 13
GENERAL PROVISIONS

13.1           Expenses.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.2           Public Announcements.  YCNG shall promptly, but no later than three (3) days following the execution of this Agreement, issue a press release disclosing the transactions contemplated hereby.  Prior to the Closing Date, FM and YCNG shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

13.3           Confidentiality.

(a) Subsequent to the date of this Agreement, YCNG, the FM Shareholders and FM will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b) In the event that any party is required to disclose any information of another party pursuant to Section (ii) or (iii) of Section 13.3(a), the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

(c) If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

13.4           Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to YCNG:

YouChange Holdings Corp
7154 E. Stetson Drive, Suite 330
Scottsdale, Arizona 85251
Attention:  Jeffrey Rassás
Telephone No: 866-712-9273
Facsimile No.: 866-536-4044

with a copy to

Jeffrey Perry, Esq.
Jeffrey R. Perry Law Firm, P.C.
7119 E. Shea Blvd., Suite 109-111
Scottsdale, AZ 85254-6107
Telephone No.: 480-368-5441
Facsimile No.: 1-866-288-4877

If to FM or the FM Shareholders

Feature Marketing, Inc.
16000 N. 80th Street, Suite D
Scottsdale, Arizona 85260
Attention: Thomas D. Packouz, President & CEO
Telephone No: 480-947-9912
Facsimile No: 480-947-5621

with a copy to

Timothy D. Ronan
Davis Miles, PLLC
80 East Rio Salado Parkway
Suite 401
Tempe, Arizona 85281
Telephone No: 480-733-6800
Facsimile No: 480-733-3748

13.5           Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.6           Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.7           Entire Agreement; Modification.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by all of the parties.

13.8           Assignment; Successors; and Third Party Beneficiaries.  No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  Except as set forth in Section 7.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.9           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.10          Section Headings; Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to "Section" or "Sections" refer to the corresponding Section, Sections, Article or Articles of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.11          Governing Law and Jurisdiction.  This Agreement will be construed and governed by the laws of the State of Arizona without regard to conflicts of laws principles except all matters of corporate law for YCNG will be construed and governed by the laws of  the State of Nevada.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

13.12           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13.13           Separate Counsel.  The parties stipulate and agree that, in entering into this Agreement, they have relied upon the advice and representation of counsel and other advisors selected by them.  The parties particularly stipulate and agree that Jeffrey Perry, Esq. and Jeffrey R. Perry Law Firm, P.C. have exclusively represented YCNG and  Davis Miles, PLLC has represented FM and the FM Shareholders.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

YCNG:	FM:
YOUCHANGE HOLDINGS CORP.	FEATURE MARKETING, INC.

By: ____________________________	By: _____________________________
Jeffrey I. Rassás	Thomas D. Packouz
Chief Executive Officer	President & CEO

FM SHAREHOLDERS:
Common Stock Holders:

By:____________________________	By:____________________________
Thomas D. Packouz	Andryce A. Packouz

EXHIBIT A

Risk Factors

An investment in YCNG and the Exchange Shares involves a high degree of risk.  Each FM Shareholder should carefully consider the risks below, together with the other information contained in this Agreement and the Due Diligence Materials including but not limited to the Report of YCNG on Form 10-K for the year ended June 30, 2010 and the report on Form 10-Q of YCNG for the three-month period ended September 30, 2010, before deciding to invest in YCNG.  If any of the following risks occur, the business, results of operations and financial condition of YCNG could be harmed, the trading price of YCNG’s Common Stock could decline, and each FM Shareholder could lose all or part of his/her/its investment. The risks and uncertainties described below are intended to be the material risks that are specific to YCNG and to its industry. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can YCNG assess the impact of all such risk factors on its business or the extent to which any factor, or combination of factors, may cause future actual results to differ materially from those contained in any historical or forward-looking statements.  For purposes of this Exhibit A and the Agreement describing Risk Factors, the words “we”, “us”, and “our”, as well as similar words, shall refer to BlueStar Financial Group, Inc., its officers, directors and shareholders, and our consolidated subsidiaries.

RISKS RELATED TO OUR FINANCIAL RESULTS AND OUR BUSINESS

For Risk factors related to our financial results and our business, please see our Form 10-K for the year ended June 30, 2010 filed with the SEC on September 28, 2010 incorporated herein by reference.

RISKS RELATED TO THIS OFFERING

THERE IS NO SECURITY FOR THE EXCHANGE SHARES AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

 The Exchange Shares consisting of shares of YCNG Common Stock represent an equity investment in YCNG for which there is no security or collateral.  In the event YCNG were to cease operations, all obligations and liabilities of YCNG would have to be satisfied from the assets and properties of YCNG before holders of the Exchange Shares would receive any distribution.  In addition, dividends on the Exchange Shares are only paid, if and when the Board of Directors of YCNG declares such dividends.  No assurances can be made than any dividends will ever be declared or paid.

THE MARKET FOR THE EXCHANGE SHARES IS THINLY TRADED AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT.

Although the Exchange Shares consisting of shares of YCNG Common Stock are sponsored on the Over The Counter Bulletin Board, trading activity is not consistent and very limited from day to day. Your investment in the Exchange Shares is not liquid.  The effect of this is that you may not be able to sell your holdings in the Exchange Shares at times when you may desire to do so.   This can affect the value of your investment in the Exchange Shares and your ability to “cash out” any gains you may have by selling your Exchange Shares.

EXHIBIT B

Form of Employment Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into on this ___ day of December, 2010, between Feature Marketing, Inc. (“FM”), an Arizona corporation, as the “Employer,” and Thomas D. Packouz, as the “Employee.”

RECITALS

A.
The Employer is lawfully organized and operates a clean-technology electronic waste, recycling and resale business (the “Business”) with a principal office located at 7154 East Stetson Drive, Suite 330, Scottsdale, Arizona 85251.

B.	The Employee is the founder of Employer and is knowledgeable and experienced in the FM’s Business and has previously served as President, Chief Executive Officer and director of Employer.

C.	Employer desires to employ Employee and Employee desires to continue being employed by Employer on the terms and conditions set forth in this Agreement.

D.	This Agreement shall supersede all prior employment or engagement agreements, whether written or oral, between Employer and Employee that may be in effect as of the date of this Agreement.

AGREEMENT

1.	Establishment of Practice.

1.1.   The Employer agrees to employ Employee, and Employee agrees to be employed by Employer. Employee will not be required to relocate for purposes of employment with Employer. However, Employee will be required to office and work from the office of FM which office will not be relocated to a location that is more than 25 miles from FM’s current Scottsdale location. The Employee agrees that he will serve is as President of Feature Marketing, Inc. and as Executive Vice President of YouCnahge Inc.which is an executive and senior management position with Employer and as such the Employee’s duties, specialties, responsibilities and authority will include legitimate and protectable business interests of the Employer. The job title, authority, duties and responsibilities of the Employee shall include those described in Exhibit A to this Agreement, and, provided Employee agrees, such other or additional executive duties as may from time to time be assigned to the Employee by the Board of Directors or by the Chief Executive Officer of the Employer who has been designated by the Board of Directors to make an assignment of additional duties.  The intent of and all references to the term “perform his employment duties and responsibilities” or similar language shall mean that Employee shall provide services for Employer (and to clients of Employer) which are usual and customary for the President of a corporation, including those described in Exhibit A (the “Services”), in a professional and workman like manner with faithful and efficient diligence in the best interests of the Employer and its clients.

1.2.          Employer hereby covenants and agrees that Employee will be a member of the board of directors of Employer.  Employer acknowledges and agrees that Employee was involved in a automobile accident and has some restrictions on certain physical activities and may occasionally have some impediments to working in the Employer’s business office, but also acknowledges and agrees this is not an impediment to Employee’s provision of the Services or a failure to fulfill his duties and obligations under this Agreement.

Executive Employment Agreement
YouChange Holdings Corp.

2.      Facilities, Equipment and Personnel.

2.1.           The Employer agrees to furnish and provide to the Employee all equipment, supplies and auxiliary personnel at the Employer’s office as shall be reasonably necessary for the Employee to carry out his responsibilities set forth on Exhibit A, and for the efficient practice of providing the Services.

2.2.           The Employee has inspected the office, the equipment and the facilities available to him and accepts the same in their present condition and agrees to use the same in a professional and workmanlike manner during the term of this Agreement.

2.3.           The Employee has interviewed the auxiliary personnel and the office personnel available to assist him, and he accepts the same as qualified for that purpose.

3.      Exclusive Services.

Employee shall provide the Services only through Employer and shall devote his entire working hours to providing the Services for the Employer and use his best efforts to perform professionally, faithfully and efficiently his duties and responsibilities.  In addition, the Employee may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) pursue and engage in investment opportunities and manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's duties and responsibilities under this Agreement. The Employee agrees and acknowledges that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and to publicly do no act, nor publicly make any statement, oral or written, which would materially injure the Business or its reputation. The Employee agrees to comply at all times during the Employment Period with all applicable policies, rules and regulations of the Employer in effect from time to time during the Employment Period.

4.      Benefits.

4.1           Employee shall have no set vacation schedule. Subject to the requirement to perform his employment duties and responsibilities as set forth in Exhibit A to this Agreement, Employee shall be entitled to schedule vacation days at such times as Employee shall reasonably determine. The timing and duration of such vacation days shall be in accordance with the Employer’s Employee Manual.

4.2           Until the Date of Termination, the Employee shall be eligible to participate in and shall receive all benefits under all executive incentive, defined benefit, savings and retirement plans (including 401(k) plans and Simple IRA plans) and programs currently maintained or hereinafter established by the Employer for the benefit of its executive officers and/or employees.

4.3           The Employee may from time to time until the Date of Termination incur various business expenses customarily incurred by persons holding positions of like responsibility, including, without limitation, travel, entertainment and similar expenses incurred for the benefit of the Employer.  Subject to the Employer's policy regarding the reimbursement of such expenses as in effect from time to time during the Employment Period, which does not necessarily allow reimbursement of all such expenses, the Employer shall reimburse the Employee for such expenses at the Employee's request and the Employee shall account to the Employer for all such expenses.

Executive Employment Agreement
YouChange Holdings Corp.

5.    Term of Agreement and Compensation.

5.1.           The effective date of this Agreement shall be December __, 2010.

5.2.           This Agreement shall remain in full force and effect for three (3) years until December __, 2013 (the “Employment Period”), unless sooner terminated upon the occurrence of one or more of the following events (the “Termination Date”):

a.	Death or disability of the Employee (Disability is defined in 5.3(c)); or

b.	Termination by Employer by delivering a thirty (30) day notice of its termination to the Employee with Cause; or

5.3.          (a)  As compensation for services to the Employer, the Employer shall pay to the Employee compensation calculated on a monthly basis in an amount equal to $7,500.00 (the “Base Salary”).  For additional consulting services to be rendered as identified by and reasonably requested by Employer, Employee shall receive additional compensation equal to $115,000 in the aggregate payable over a thirty six (36) month period (the “Additional Services Payments”).

(b)  The Base Salary shall be payable in semi-monthly installments (each an “Installment”) with Installments of $3,750 paid on the 5th day of the month and the balance of the Base Salary paid on the 20th day of the month or in accordance with the Employer's established policy which may be changed from time to time, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Employer for insurance and other employee benefit plans.  The Additional Services Payments shall be payable monthly over thirty-six (36) months at $3,194.44 per month.  If Employee is terminated from employment with Employer for other than Cause or becomes disabled or deceased, he will be entitled to twelve (12) payments related to the then current Base Salary and the Additional Services Payments shall continue to be due and payable to Employee as a severance payments.

(c)  Notwithstanding any provisions to the contrary contained in this Agreement, in the event that Employee becomes disabled or otherwise cannot physically or mentally perform his employment duties and responsibilities for  (the “Disabling Event”), then except as otherwise provided by applicable law, Employee shall receive only ninety (90) days more of Base Salary and thereafter the severance payments set forth in Section 5.3(b) following the Disabling Event. For purposes of this Section 5.3(c) "Disability" or "disabled" means that Employee (1) is under a legal decree of incapacity or disability pursuant to title 14 of Arizona Revised Statutes or other applicable law (the date of such decree being deemed to be the date on which such disability occurred for purposes of this Agreement), or (2) submits any claim for disability insurance benefits or for early distribution of the amounts from a qualified pension or profit-sharing plan maintained by the Employer on account of disability (the date of the earliest of such claims shall be the date on which such disability shall be deemed to have occurred), or (3) is determined to be disabled pursuant to a determination, made pursuant to the provisions of this section as specified below, that the Employee, because of a medically determinable disease, injury, or other mental or physical condition or disability, is unable to perform substantially all of his employment duties and responsibilities on a substantially full time basis, and that such disability is determined or reasonably expected to last more than one (1) month, based on then-available medical information.

Executive Employment Agreement
YouChange Holdings Corp.

The determination will be based on the written opinion of a majority of a three-physician panel consisting of the following: one physician shall be the physician regularly attending the Employee whose disability is in question (the "Attending Physician"); one physician shall be selected by the Employer; and the third shall be selected by the aforesaid two physicians. The expenses of the physicians shall be borne by the Employer. In conjunction with this section, the Employee hereby consents to examination by the three physicians, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the Attending Physician selected hereunder must be board-certified in the specialty most closely related to the nature of the Disability alleged to exist.

5.4           All fees generated by Employee from performing the Services during the term of this Agreement shall be the property of the Employer.

5.5           The Employer agrees to pay for all necessary business licenses and to make all tax payments and withholding as required by state and federal laws, ordinances, rules, and regulations.

6.     Termination.

6.1           This Agreement shall terminate automatically upon the death of the Employee.

6.2           The Employer may only terminate this Agreement for Cause, upon written notice to the Employee delivered in accordance with Section 10.8 hereof,.  For purposes of this Agreement, "Cause" means (i) the conviction of the Employee of a felony related to the business (which, through lapse of time or otherwise, is not subject to appeal), (ii) the Employee's willful refusal, without proper legal cause, to perform his employment duties and responsibilities as contemplated in this Agreement, (iii) the Employee will be in an executive capacity primarily focused and charged with the acquisition and sale of computer products for Feature Marketing, Inc., therefore if Feature Marketing is provided $150,000 in working capital and FM fails to be profitable for three consecutive months beginning 180 days after close, or (iii) the Employee willfully engages in activities which would (A) constitute a breach of any term of this Agreement or reimbursement of business expenses policy or any other applicable policies, rules or regulations of the Employer, or (B) cause a material adverse effect to the Business, results of operations or prospects of the Employer.

6.3           Any termination of this Agreement by the Employer for Cause shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement.  For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specifies the termination date, if such date is other than the date of receipt of such notice (which termination date shall not be more than 30 days after the giving of such notice).

7.     Obligations of Employer Upon Termination.

If this Agreement shall be terminated either by the Employer or by the Employee, or upon Employee’s death, the Employer shall pay to the Employee or his estate, as the case may be, in a lump sum in cash within 30 days after the Date of Termination, (i) the aggregate of the Employee's Base Salary owing as contemplated by Section 5.3 through the Date of Termination, if not theretofore paid, (ii) in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Employer, (iii) payments required by Sections 5.3(a), (b) or (c), and (iv) reimbursable expenses not yet paid.

Executive Employment Agreement
YouChange Holdings Corp.

The lump sum payment required herein will only take place if the amount of such payment is less than 10% of the surplus cash of Employer.  Otherwise, the amounts to be paid under this section will be paid as though the termination did not take place.  All other obligations of the Employer and rights of the Employee hereunder shall terminate effective as of the Date of Termination.

8.         Employee's Obligation to Avoid Conflicts of Interest.

8.1           In keeping with the Employee's fiduciary duties to the Employer, the Employee agrees that he shall not knowingly become involved in a conflict of interest with the Employer, or upon discovery thereof, allow such a conflict to continue.  The Employee further agrees to disclose to the Employer, promptly after discovery, any facts or circumstances that might involve a conflict of interest with the Employer.

8.2           The Employer and the Employee recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "conflict of interest". Moreover, the Employer and the Employee recognize that there are many borderline situations.  In some instances, full disclosure of facts by the Employee to the Employer is all that is necessary to enable the Employer to protect its interests.  In others, if no improper motivation appears to exist and the Employer's interests have not suffered, prompt elimination of the outside interest will suffice.  In still others, it may be necessary for the Employer to terminate the employment relationship. In the event of a perceived conflict of interest, Employer shall notify Employee in writing and provide an opportunity for the Employer and Employee to resolve such perceived conflict of interest.  The Employer and the Employee agree that the Employer's determination as to whether or not a conflict of interest exists shall be conclusive.  The Employer reserves the right to take such action as, in its judgment, will end the conflict of interest.

8.3           In this connection, it is agreed that any direct or indirect interest in, connection with or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Employer or its Affiliates, involves a possible conflict of interest.  Circumstances in which a conflict of interest on the part of the Employee would or might arise, and which should be reported immediately to the Employer, include, but are not limited to, the following:

(a)  Ownership of a material interest in any corporation, company, business or other entity with which the Employer does business; provided, however, that the beneficial ownership by the Employee of up to three percent of the Voting Stock of any corporation subject to the periodic reporting requirements of the Exchange Act shall not violate this Section 8.3(a).

(b)  Acting in any capacity, including director, officer, partner, consultant, employee, distributor, agent or the like, for any corporation, company, business or other entity with which the Employer does business.

(c)  Acceptance, directly or indirectly, of payments, services or loans from a corporation, company, business or other entity with which the Employer does business, including, without limitation, gifts, trips, entertainment or other favors of more than a nominal value, but excluding loans from publicly held insurance companies and commercial or savings banks at market rates of interest.

(d)  Use of information or facilities to which the Employee has access in a manner which will be detrimental to the Employer's interests, such as use for the Employee's own benefit of know-how or information developed through the Employer's business activities.

Executive Employment Agreement
YouChange Holdings Corp.

(e)  Disclosure or other misuse of information of any kind obtained through the Employee's connection with the Employer.

(f)  Acquiring or trading in, directly or indirectly, other properties or interests connected with the design or marketing of products or services designed or marketed by the Employer.

9.	Confidentiality, Disclosure and Ownership of Ideas, Concepts, Improvements, Discoveries and Inventions, and all Original Works of Authorship.

9.1           "Confidential Information" includes but is not limited to any type of trade secret or other information, whether in hard copy or electronic format or communicated orally, that Employee acquires through his employment with Employer and that Employer designates or treats as confidential through its policies, procedures and/or practices. Confidential Information is limited to that information which is not generally known to the public, is not in the public domain, or is not available through reference to general library sources. Examples of Confidential Information include without limitation the following: (i) any files, lists or other information relating to customers, owners, permits and governmental organizations (all as defined below) and compilations of any of the foregoing, including without limitation identity of parties, correspondence, current and historical proposals, bids and quotes, and contract terms such as pricing, duration, and renewal; (ii) non-published pricing and financial information, including without limitation financial and business data, product rates and pricing, cost and performance data, pricing factors, profit and profit margin data; (iii) strategic, marketing and research information, including without limitation business plans, strategies and market research data; (iv) technical information, including" without limitation source code, object code and other non-public intellectual property, and all internal sales, marketing, real estate, public affairs, operations and finance operating systems and the data therein; and (v) personnel information, including without limitation performance evaluations and salary, bonus and incentive data.

9.2           The Employee covenants and agrees that he will not for the Period of Time divulge or disclose to any person, firm, corporation, association or other third party, any Confidential Information.

9.3           The Employee hereby specifically sells, assigns, transfers and conveys to the Employer all of his worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights which may be filed in respect thereof, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of such names and service marks.  The Employee shall assist the Employer and its nominee at all times, during the Employment Period and for the one year period following the Termination Date in the protection of such information, ideas, concepts, improvements, discoveries or inventions, both in the United States and all foreign countries, which assistance shall include, but shall not be limited to, the execution of all lawful oaths and all assignment documents requested by the Employer or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United States or foreign letters patent, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and any application for the registration of such names and service marks.

Executive Employment Agreement
YouChange Holdings Corp.

9.4            In the event the Employee creates, during the Employment Period, any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as, videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Employer's business, products or services, whether such work is created solely by the Employee or jointly with others, the Employer shall be deemed the author of such work if the work is prepared by the Employee in the scope of his employment; or, if the work is not prepared by the Employee within the scope of his employment but is specially ordered by the Employer as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be work made for hire, and the Employer shall be the author of such work.  If such work is neither prepared by the Employee within the scope of his employment nor a work specially ordered and deemed to be a work made for hire, then the Employee hereby agrees to sell, transfer, assign and convey, and by these presents, does sell, transfer, assign and convey, to the Employer all of the Employee's worldwide right, title and interest in and to such work and all rights of copyright therein.  The Employee agrees to assist the Employer and its Affiliates, at all times, during the Employment Period and for the one year period following the Termination Date, in the protection of the Employer's worldwide right, title and interest in and to such work and all rights of copyright therein, which assistance shall include, but shall not be limited to, the execution of all documents requested by the Employer or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

9.5           The provisions of this Section 9 are not intended to prevent Employee from engaging in a competitive business following the termination of this Agreement but are included as reasonable restrictions to protect legitimate Employer interests.

9.6     (a) During the Employment Period, Employee will be given access to Confidential Information of Employer with regard to Employer’s business. As a consequence of the Employee's acquisition or anticipated acquisition of Confidential Information, the Employee shall occupy a position of trust and confidence with respect to the affairs and business of the Employer and its Affiliates.  Therefore, for the Period of Time following Termination, Employee agrees not to directly or indirectly solicit Services from any client serviced by the Employer. In addition, for the Period of Time following Termination, Employee agrees not to solicit for employment, directly or indirectly, any employee of the Employer to perform Services for Employee or any other clean-technology electronic waste and recycling business in the State of Arizona or in any other state where Employee provides Services under this Agreement or to assist Employee in performing Services other than through his employment with Employer.

         (b)  Employee covenants that during the term of this Agreement and for the Period of Time identified below, he will not directly or indirectly (including as an owner, investor, lender, sole proprietor, employee, independent contractor, leased employee, consultant or otherwise) engage in a Competing Business within the Area, which Area Employee may not circumvent through remote means, except with the written consent of the Employer.

         (c) "Competing Business" means any business activity involving the development, marketing, operating, processing, inventorying, manufacturing refurbishing, or selling of any electronic devices including but not limited to batteries, laptops, computers, cell phones, smart phones, PDAs, mp3 players, calculators, external drives, game consoles, digital cameras, streaming media devices, tablet e-readers and camera lenses in the clean-technology electronic waste and recycling materials industry including any business that would compete with the Company for customers, owners, governmental organizations and/or permits for such business.

Executive Employment Agreement
YouChange Holdings Corp.

“Period of Time” shall mean the period beginning as of the date of this Agreement and ending twenty-four (24) months after the date that Employee’s employment is terminated; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Period of Time shall mean the period beginning as of the date of this Agreement and ending eighteen months (18) months after the date that Employee’s employment is terminated; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Period of Time shall mean the period beginning as of the date of this Agreement and ending fifteen (15) months after the date that Employee’s employment is terminated; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Period of Time shall mean the period beginning as of the date of this Agreement and ending twelve months (12) months after the date that Employee’s employment is terminated.  “Area” shall mean the geographic area within two thousand miles (2,000) miles of any of the Employer’s offices in which the Employee rendered any Services during his term of employment; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Area shall mean the geographic area within one thousand (1,000) miles of any of the Employer’s Offices in which the Employee rendered any Services during his term of employment; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Area shall mean the geographic area within five hundred (500) miles of the Employer’s Office in which the Employee rendered any Services during his term of employment. Employee acknowledges that he and his wife were founding shareholders of Employer and he has sold all of his shares of capital stock of Employer in a share exchange transaction and resigned his positions as an officer and director of Employer as part of the transactions contemplated by and pursuant to that certain Share Exchange Agreement by and between YouChange Holdings Corp., Andryce A. Packouz, Employee and Employer dated November __, 2010 (the “Securities Agreement”). Therefore, Employee acknowledges and the parties agree, that the limitation in this Section 9.6 have been negotiated between the parties prior to the sale of capital stock by the Employee pursuant to the Securities Agreement, that the limitation protects legitimate interests of the Employer, and that the parties agree that it is fair, reasonable and a part of the consideration for this Agreement.

         (d)  On the Date of Termination, the Employee shall promptly deliver to the Employer (or its designee) all written materials, records and documents made by the Employee or which came into his possession prior to or during the Employment Period concerning the business or affairs of the Employer or its Affiliates, including, without limitation, all materials containing Confidential Information.

10.           Miscellaneous.

10.1           If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

10.2           This Agreement shall be binding upon and inure to the benefit of the Employer, its successors, legal representatives and assigns, and upon the Employee, his heirs, executors, administrators, representatives and assigns; provided, however, the Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of the Employer.

Executive Employment Agreement
YouChange Holdings Corp.

10.3            The Employer and the Employee agree that a breach of any term of this Agreement by the Employee would cause irreparable damage to the Employer and that, in the event of such breach, the Employer shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Employee's duties or responsibilities hereunder.

10.4           The waiver of either the Employee or the Employer of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach of either the Employee or the Employer.  It is expressly understood by the parties that a breach of the Agreement by the one party will cause irreparable harm to the other party, the exact measure of damages of which is uncertain.  Accordingly, the parties agree that a party may be awarded injunctive relief against the other party for a breach of this Agreement, and that the breaching party shall pay all attorney’s fees, court fees, and legal expenses in addition to actual and consequential damages incurred by any breach of this Agreement.

10.5           In the event any provision of this Agreement shall be held or found to be contrary to the law, such finding shall not in any way affect the remaining provisions of this Agreement.

10.6           This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to principles of conflicts of laws.

10.7           This instrument constitutes the final and complete agreement of the Employer and the Employee concerning the subject matter of this Agreement.  This Agreement supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between Employer and Employee with respect thereto.   It may be changed orally but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.  The Parties hereby acknowledge this Agreement has been entered into without duress or coercion.

10.8            All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand or mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Employer:

Feature Marketing, Inc.
7514 E. Stetson Drive, Suite 330
Scottsdale, Arizona 85251
Attn: Jeffrey I. Rassás,
Fax: 866-536-4044

If to the Employee to:

Thomas D. Packouz
16000 N. 80th Street, Suite D
Scottsdale, Arizona 85260
Fax: 480-947-5621

Executive Employment Agreement
YouChange Holdings Corp.

10.9           Each of the parties consents to the jurisdiction of the Superior Courts of the State of Arizona sitting in Maricopa County, Arizona and the U.S. District Court for the District of Arizona sitting in Phoenix, Arizona in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

[SIGNATURES ON FOLLOWING PAGE]

Executive Employment Agreement
YouChange Holdings Corp.

IN WITNESS WHEREOF, Employer and Employee have executed this Executive Employment Agreement as of the date first written above.

Employer

Feature Marketing, Inc

___________________________

By:	Jeffrey I. Rassás
CEO

Employee

Thomas D. Packouz

___________________________
Thomas D. Packouz

Executive Employment Agreement
YouChange Holdings Corp.

Exhibit A

President of Feature Marketing, Inc. and Executive Vice President of Youchange, Inc., Authority, Employment Duties and Responsibilities [to be added with Tom’s assistance]

Executive Employment Agreement
YouChange Holdings Corp.